UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 3, 2006

    Beach First National Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-22503	57-1030117
(Commission File Number)	(IRS Employer Identification No.)

1550 Oak Street, Myrtle Beach, South Carolina (Address of Principal Executive Offices)	29577 (Zip Code)

    (843) 626-2265
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As disclosed in a Form 8-K filed on February 14, 2006, Beach First National Bancshares, Inc. (the “Company”) entered into a Commercial Purchase Agreement and Deposit Receipt (the “Agreement”) with Ford Shelley, Jr. (the “Buyer”) related to the sale of the Company’s main office located at 1550 Oak Street, Myrtle Beach, South Carolina for $1.5 million. The Agreement was filed as Exhibit 10.7 to the Company’s Form 10-KSB for the year ended December 31, 2005.

On April 3, 2006, the Company and the Buyer closed the transaction described above in accordance with the terms of the Agreement.

The Company’s new headquarters, being built in partnership with Nelson Mullins Riley & Scarborough, LLP, is expected to open in summer 2006 at the corner of 38th Avenue North and Grissom Parkway.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2006	BEACH FIRST NATIONAL BANCSHARES, INC. By: /s/ Richard N. Burch Richard N. Burch Chief Financial Officer